Exhibit 99.1

NEWS RELEASE
For information contact:
Vincent H. Chao
Chief Financial Officer
(407) 265-7348	FOR IMMEDIATE RELEASE
February 11, 2026

NNN REIT, Inc. Announces 2025 Annual Results and Initial 2026 Guidance

Orlando, Florida, February 11, 2026 – NNN REIT, Inc. (NYSE: NNN) (the "Company" or "NNN"), a real estate investment trust, today announced financial and operating results for the quarter and year ended December 31, 2025. Highlights include:

2025 Highlights:

•
Reported net earnings of $2.07 per diluted share
•
Grew Core FFO and AFFO per diluted share by 2.7% over prior-year results to $3.41 and $3.44, respectively
•
Increased ABR by 7.8% over prior-year results to $928.1 million
•
Closed on $931.0 million of investments at an initial cash cap rate of 7.4%, with a weighted average remaining lease term of 17.6 years
•
Sold 116 properties for $190.5 million, including $90.7 million of income-producing properties, at a weighted average cap rate of 6.4%
•
Raised $85.4 million in gross proceeds from the issuance of 1,992,955 common shares at an average price per share of $42.86
•
Issued $500 million principal amount of 4.600% senior unsecured notes due February 2031 (the “2031 Notes”)
•
Redeemed $400 million principal amount of 4.000% senior unsecured notes due November 2025
•
Closed on a $300 million senior unsecured delayed draw term loan facility due February 2029 (the “Term Loan”)
•
Maintained balance sheet flexibility with a sector-leading weighted average debt maturity of 10.8 years, no encumbered assets and $1.2 billion of total available liquidity
•
Paid an annual dividend per common share of $2.36 in 2025, representing a 3.1% increase over 2024, marking the 36th consecutive year of annual dividend increases – the third longest record of consecutive annual dividend increases of all public REITs
•
Delivered a 12.0% total average annual shareholder return over the past 25 years

Fourth Quarter 2025 and Additional Highlights:

•
Increased portfolio occupancy by 80 basis points over the prior quarter to 98.3%, with a weighted average remaining lease term of 10.2 years
•
Closed on $183.1 million of investments at an initial cash cap rate of 7.4%, with a weighted average remaining lease term of 18.1 years
•
Sold 60 properties for $82.1 million, including $30.4 million of income-producing properties, at a weighted average cap rate of 7.6%
•
Introduced 2026 AFFO guidance of $3.52 to $3.58 per share, representing an increase of 3.2% over the prior year, at the midpoint

Steve Horn, Chief Executive Officer, commented: "NNN achieved 2.7 percent AFFO growth per share and had a record year deploying over $900 million in real estate investments. Our proactive portfolio management and strategic acquisitions position NNN to deliver solid per share growth in 2026. We remain committed to enhancing value and focusing on increasing per share results, by allocating capital to the disciplined acquisition of freestanding properties and maintaining a conservative and flexible balance sheet."

FINANCIAL RESULTS

	Quarter Ended		Year Ended
	December 31,		December 31,
(dollars in thousands, except per share data)	2025	2024	2025	2024
Revenues	$238,398	$218,482	$926,213	$869,266

Net earnings	$95,951	$97,894	$389,777	$396,835
Net earnings per share	$0.51	$0.52	$2.07	$2.15

FFO	$163,797	$152,689	$638,382	$610,501
FFO per share	$0.87	$0.82	$3.40	$3.32

Core FFO	$163,859	$152,731	$641,498	$611,169
Core FFO per share	$0.87	$0.82	$3.41	$3.32

AFFO	$164,977	$154,057	$647,578	$616,613
AFFO per share	$0.87	$0.82	$3.44	$3.35

PORTFOLIO SNAPSHOT

(dollars in thousands)	December 31, 2025	September 30, 2025	December 31, 2024
Number of properties	3,692	3,697	3,568
Total gross leasable area (square feet)	39,578,000	39,209,000	36,557,000
Occupancy rate	98.3%	97.5%	98.5%
Weighted average remaining lease term (years)	10.2	10.1	9.9
ABR	$928,081	$912,218	$860,562

PROPERTY ACQUISITIONS

(dollars in thousands)	Quarter Ended December 31, 2025	Year Ended December 31, 2025
Total dollars invested(1)	$183,060	$931,017
Number of properties	55	239
Gross leasable area (square feet)(2)	843,000	4,193,000
Weighted average cap rate (3)	7.4%	7.4%
Weighted average lease term (years)	18.1	17.6

(1)	Includes dollars invested in projects under construction or tenant improvements.
(2)	Includes additional square footage from completed construction on existing properties.
(3)	Calculated as the initial cash annual base rent divided by the total purchase price of the properties.

PROPERTY DISPOSITIONS

	Quarter Ended December 31, 2025			Year Ended December 31, 2025
(dollars in thousands)	Occupied	Vacant	Total	Occupied	Vacant	Total
Number of properties	18	42	60	49	67	116
Gross leasable area (square feet)	119,000	338,000	457,000	420,000	659,000	1,079,000
Net sale proceeds	$30,362	$51,689	$82,051	$90,738	$99,736	$190,474
Weighted average cap rate(1)	7.6%	—	7.6%	6.4%	—	6.4%

(1)	Calculated as the cash annual base rent divided by the total gross proceeds received for the occupied properties.

CAPITAL MARKETS ACTIVITY

During the year ended 2025, NNN issued 1,992,955 common shares, raising $85.4 million in gross proceeds at an average price per share of $42.86, primarily through the Company's at-the-market equity program.

In November 2025, NNN redeemed $400 million aggregate principal amount of 4.000% notes due November 2025.

In December 2025, NNN closed on the $300 million Term Loan and entered into forward starting swaps totaling $200 million that fix the Secured Overnight Financing Rate (“SOFR”) at 3.22% through January 15, 2029. The Term Loan has a six-month delayed draw feature and an accordion option to increase the aggregate size to up to $500 million. The Term Loan matures in February 2029, with two, one-year extension options. On January 15, 2026, the Company drew $200 million on the Term Loan.

BALANCE SHEET AND LIQUIDITY

As of December 31, 2025, Gross Debt was $4.9 billion with a weighted average interest rate of 4.2% and a weighted average debt maturity of 10.8 years. The Company ended 2025 with $1.2 billion of total available liquidity, including $851.9 million of unused line of credit capacity, $300 million of unused Term Loan capacity and $5.8 million of cash and restricted cash. Net Debt to annualized EBITDAre and fixed charge coverage was 5.6x and 4.1x, respectively, as of December 31, 2025.

DIVIDEND

As previously announced, on January 15, 2026, the Board of Directors of NNN declared a quarterly dividend of $0.60 per share payable on February 13, 2026, to shareholders of record as of January 30, 2026. The quarterly dividend represents an annualized dividend of $2.40 per share and an annualized dividend yield of 6.1% as of December 31, 2025.

INITIAL 2026 GUIDANCE

(dollars in millions, except per diluted share data)	Initial 2026 Guidance
Net earnings per share excluding any gains on disposition of real estate, impairment losses and retirement and severance costs	$2.02 - $2.08
Real estate depreciation and amortization per share	$1.45
Core FFO per share	$3.47 - $3.53
AFFO per share	$3.52 - $3.58
General and administrative expenses	$53 - $55
Real estate expenses, net of tenant reimbursements	$14 - $15
Acquisition volume	$550 - $650
Disposition volume	$110 - $150

Guidance is based on current plans and assumptions and is subject to risks and uncertainties more fully described in this press release and the Company's reports filed with the Securities and Exchange Commission (the “Commission”).

CONFERENCE CALL INFORMATION

The Company will host a conference call on February 11, 2026, at 10:30 a.m. ET to discuss these results. A live webcast of the conference call will be available on the Company's website at www.nnnreit.com or by using the following link. The conference call can also be accessed by dialing 888-506-0062 in the United States (“U.S.”) or 973-528-0011 for international callers and entering the participant code 423417 or referencing NNN REIT, Inc. A telephonic replay of the call will be available through February 25, 2026, by dialing 877-481-4010 in the U.S. or 919-882-2331 internationally and entering the code 53462.

ABOUT NNN REIT, INC.

NNN invests in high-quality properties subject generally to long-term, net leases with minimal ongoing capital expenditures. As of December 31, 2025, the Company owned 3,692 properties in all 50 states, the District of Columbia and Puerto Rico with a gross leasable area of approximately 39.6 million square feet and a weighted average remaining lease term of 10.2 years. NNN is one of only three publicly traded real estate investment trusts to have increased annual dividends for 36 or more consecutive years. For more information on the Company, visit www.nnnreit.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release that are not strictly historical are “forward-looking” statements. These statements generally are characterized by the use of terms such as "believe," "expect," "intend," "may," "estimated" or other similar words or expressions. Forward-looking statements involve known and unknown risks, which may cause the Company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, including inflation, local real estate conditions, changes in interest rates, increases in operating costs, the preferences and financial condition of the Company's tenants, the availability of capital, risks related to the Company's status as a real estate investment trust ("REIT"), and the potential impacts of an epidemic or pandemic on the Company's business operations, financial results and financial position on the world economy. Additional information concerning these and other factors that could cause actual results to differ materially from these forward-looking statements is contained from time to time in the Company’s Commission filings, including, but not limited to, the Company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the Company or the Commission. Such forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

DEFINITIONS

Annualized Base Rent (“ABR”) is a non-U.S. generally accepted accounting principles (“GAAP”) measure which represents the monthly cash base rent for all leases in place as of the end of the period multiplied by 12. Accordingly, this methodology produces an annualized amount as of a point in time but does not take into consideration future (i) scheduled rent increases, (ii) leasing activity, or (iii) lease expirations.

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”) as defined by the National Association of Real Estate Investment Trusts (“Nareit”) is a metric established by Nareit and commonly used by real estate companies. The measure is a result of net earnings (computed in accordance with GAAP), plus interest expense, income tax expense, depreciation and amortization, excluding any gains (or including any losses) on disposition of real estate, any impairment charges, net of recoveries and after adjustments for income and losses attributable to noncontrolling interests. Management considers the non-GAAP measure of EBITDAre to be an appropriate measure of the Company's performance and should be considered in addition to, net earnings or loss, as a measure of the Company's operating performance.

Funds From Operations ("FFO") is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by Nareit and is used by the Company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses), any applicable taxes on the disposition of certain assets and any impairment charges on a depreciable real estate asset, net of recoveries.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure.

Core Funds From Operations (“Core FFO”) is a non-GAAP measure of operating performance that adjusts FFO to eliminate the impact of certain GAAP income and expense amounts that the Company believes are infrequent and unusual in nature and/or not related to its core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the REIT industry, and management believes that presentation of Core FFO provides investors with a potential metric to assist in their evaluation of the Company’s operating performance across multiple periods and in comparison to the operating performance of its peers because it removes the effect of unusual items that are not expected to impact the Company’s operating performance on an ongoing basis. Core FFO is used by management in evaluating the performance of the Company’s core business operations and is a factor in determining management compensation. Items included in calculating FFO that may be excluded in calculating Core FFO may include items such as transaction related gains, income or expense, impairments on land, retirement and severance costs or other non-core amounts as they occur.

Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO adjusts FFO for certain non-cash items that reduce or increase net earnings in accordance with GAAP. AFFO should not be considered an alternative to net earnings, as an indication of the Company's performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the Company’s performance.

Total Cash is comprised of cash and cash equivalents and restricted cash and cash held in escrow per GAAP as reported on the balance sheet summary.

Gross Assets represents total assets (reported in accordance with GAAP) adjusted to exclude accumulated amortization and depreciation and amortization of direct financing leases. The result provides an estimate of the investments made by the Company.

Total Debt is defined by the Company as total debt per GAAP as reported on the balance sheet summary including line of credit payable, term loan payable, notes payable, net of unamortized discount and unamortized debt costs and mortgages payable, net of unamortized premium and debt costs, as applicable.

Gross Debt is defined by the Company as Total Debt adjusted to exclude unamortized debt discounts and premiums and unamortized debt costs.

Net Debt is defined by the Company as Gross Debt less Total Cash.

Management considers the non-GAAP measures of Gross Debt and Net Debt each to be a key supplemental measure of the Company's overall liquidity, capital structure and leverage.

The Company’s computation of FFO, Core FFO, AFFO, EBITDAre, Total Cash, Gross Assets, Gross Debt and Net Debt may differ from the methodology for calculating these non-GAAP financial measures used by other REITs, and therefore, may not be comparable to such other REITs. Reconciliations of net earnings, Total Debt and total assets (all computed in accordance with GAAP) to FFO, Core FFO, AFFO, EBITDAre, Gross Assets, Gross Debt and Net Debt (each of which is a non-GAAP financial measure), as applicable, are included in the financial information accompanying this release.

NNN REIT, Inc.

Balance Sheet Summary

(dollars in thousands)

(unaudited)

	December 31, 2025	December 31, 2024
Assets:
Real estate portfolio, net of accumulated depreciation and amortization	$9,239,542	$8,746,168
Cash and cash equivalents	5,046	8,731
Restricted cash and cash held in escrow	776	331
Receivables, net of allowance of $609 and $617, respectively	3,470	2,975
Accrued rental income, net of allowance of $3,393 and $4,156, respectively	34,914	34,005
Debt costs, net of accumulated amortization of $29,930 and $27,002, respectively	8,645	8,958
Other assets	86,962	71,560
Total assets	$9,379,355	$8,872,728

Liabilities:
Line of credit payable	$348,100	$—
Notes payable, net of unamortized discount and unamortized debt costs	4,472,324	4,373,803
Accrued interest payable	40,557	29,699
Other liabilities	110,072	106,951
Total liabilities	4,971,053	4,510,453

Total equity	4,408,302	4,362,275

Total liabilities and equity	$9,379,355	$8,872,728

Common shares outstanding	189,937,404	187,540,929

NNN REIT, Inc.

Income Statement Summary

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Revenues:
Rental income	$237,535	$218,348	$924,380	$867,468
Interest and other income from real estate transactions	863	134	1,833	1,798
	238,398	218,482	926,213	869,266
Operating expenses:
General and administrative	11,642	8,705	46,923	44,287
Real estate	10,040	11,142	37,381	32,317
Depreciation and amortization	68,221	63,194	268,439	249,681
Leasing transaction costs	151	24	486	99
Impairment losses – real estate, net of recoveries	15,360	3,724	28,602	6,632
Retirement and severance costs	62	42	3,116	668
	105,476	86,831	384,947	333,684
Gain on disposition of real estate	15,639	12,083	48,220	42,290
Earnings from operations	148,561	143,734	589,486	577,872

Other expenses (revenues):
Interest and other income	(962)	(1,040)	(4,246)	(2,980)
Interest expense	53,572	46,880	203,955	184,017
	52,610	45,840	199,709	181,037

Net earnings	$95,951	$97,894	$389,777	$396,835

Weighted average shares outstanding:
Basic	188,832,131	186,449,345	187,611,451	183,688,562
Diluted	189,237,718	186,833,150	187,986,798	184,043,841

Net earnings per share:
Basic	$0.51	$0.52	$2.07	$2.16
Diluted	$0.51	$0.52	$2.07	$2.15

NNN REIT, Inc.

Other Information

(dollars in thousands)

(unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Rental income from operating leases(1)(2)	$231,546	$212,565	$902,369	$846,653
Earned income from direct financing leases(1)	$87	$115	$424	$468
Percentage rent(1)	$168	$189	$1,549	$1,536

Real estate expenses reimbursed from tenants(1)	$5,734	$5,479	$20,038	$18,811
Real estate expenses	(10,040)	(11,142)	(37,381)	(32,317)
Real estate expenses, net of tenant reimbursements	$(4,306)	$(5,663)	$(17,343)	$(13,506)

Amortization of debt costs	$1,644	$1,455	$6,218	$5,993
Non-real estate depreciation expense	$99	$43	$229	$370

(1)

For the quarters ended December 31, 2025 and 2024, the aggregate of such amounts is $237,535 and $218,348, respectively, and $924,380 and $867,468, for the year ended December 31, 2025 and 2024, respectively, and is classified as rental income on the income statement summary.

(2)	Includes lease termination fees of $243 and $1,234 for the quarters ended December 31, 2025 and 2024, respectively, and $11,363 and $11,386 for the year ended December 31, 2025 and 2024, respectively.

NNN REIT, Inc.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net earnings	$95,951	$97,894	$389,777	$396,835
Real estate depreciation and amortization	68,125	63,154	268,223	249,324
Gain on disposition of real estate	(15,639)	(12,083)	(48,220)	(42,290)
Impairment losses – depreciable real estate, net of recoveries	15,360	3,724	28,602	6,632
FFO	163,797	152,689	638,382	610,501
Retirement and severance costs	62	42	3,116	668
Core FFO	163,859	152,731	641,498	611,169
Straight-line accrued rent, net of reserves	(1,206)	(302)	(1,921)	(294)
Net capital lease rent adjustment	49	58	233	222
Below-market rent amortization	(117)	(144)	(1,898)	(495)
Stock based compensation expense	2,831	2,775	12,025	11,816
Capitalized interest expense	(439)	(1,061)	(2,359)	(5,805)
AFFO	$164,977	$154,057	$647,578	$616,613

FFO per share:
Basic	$0.87	$0.82	$3.40	$3.32
Diluted	$0.87	$0.82	$3.40	$3.32

Core FFO per share:
Basic	$0.87	$0.82	$3.42	$3.33
Diluted	$0.87	$0.82	$3.41	$3.32

AFFO per share:
Basic	$0.87	$0.83	$3.45	$3.36
Diluted	$0.87	$0.82	$3.44	$3.35

Dividend per share	$0.60	$0.58	$2.36	$2.29
AFFO payout ratio(1)	68.8%	70.3%	68.4%	68.2%

(1)	Calculated as total dividends paid as a percentage of AFFO for each respective period.

NNN REIT, Inc.

Reconciliation of Non-GAAP Financial Measures (continued)

(dollars in thousands)

(unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net earnings	$95,951	$97,894	$389,777	$396,835
Interest expense	53,572	46,880	203,955	184,017
Depreciation and amortization	68,221	63,194	268,439	249,681
Gain on disposition of real estate	(15,639)	(12,083)	(48,220)	(42,290)
Impairment losses – real estate, net of recoveries	15,360	3,724	28,602	6,632
EBITDAre	$217,465	$199,609	$842,553	$794,875

Interest expense	$53,572	$46,880	$203,955	$184,017
Add back: capitalized interest	439	1,061	2,359	5,805
Fixed charges	$54,011	$47,941	$206,314	$189,822

	December 31, 2025	December 31, 2024
Total assets	$9,379,355	$8,872,728
Accumulated depreciation & amortization	2,259,469	2,065,520
Amortization of direct financing leases	2,546	2,655
Gross Assets	$11,641,370	$10,940,903

Debt outstanding:
Line of credit	$348,100	$—
Notes payable, net of unamortized discount and unamortized debt costs	4,472,324	4,373,803
Total Debt	4,820,424	4,373,803
Unamortized note discount	47,005	46,437
Unamortized debt costs	30,670	29,760
Gross Debt	4,898,099	4,450,000
Total Cash	(5,822)	(9,062)
Net Debt	$4,892,277	$4,440,938

NNN REIT, Inc.

Debt Summary

As of December 31, 2025

(dollars in thousands)

(unaudited)

Unsecured Debt	Principal	Principal, Net of Unamortized Discount	Stated Rate	Effective Rate	Maturity Date
Line of credit payable	$348,100	$348,100	SOFR + 77.5bps	4.435%	April 2028

Term loan payable(1)	—	—	SOFR + 85 bps	—	February 2029

Notes payable:
2026	350,000	349,566	3.600%	3.733%	December 2026
2027	400,000	399,667	3.500%	3.548%	October 2027
2028	400,000	399,081	4.300%	4.388%	October 2028
2030	400,000	399,413	2.500%	2.536%	April 2030
2031	500,000	496,224	4.600%	4.766%	February 2031
2033	500,000	490,514	5.600%	5.905%	October 2033
2034	500,000	494,598	5.500%	5.662%	June 2034
2048	300,000	296,305	4.800%	4.890%	October 2048
2050	300,000	294,703	3.100%	3.205%	April 2050
2051	450,000	442,410	3.500%	3.602%	April 2051
2052	450,000	440,513	3.000%	3.118%	April 2052
Total	4,550,000	4,502,994

Total unsecured debt(2)	$4,898,100	$4,851,094

Debt costs		$(44,420)
Accumulated amortization		13,750
Debt costs, net of accumulated amortization		(30,670)
Notes payable, net of unamortized discount and unamortized debt costs		$4,472,324

(1)	On January 15, 2026, the Company drew $200 million on the Term Loan and previously entered into swaps with a notional value of $200 million that fix SOFR at 3.22% through January 15, 2029.
(2)	Unsecured debt has a weighted average interest rate of 4.2% and a weighted average maturity of 10.8 years.

NNN REIT, Inc.

Debt Summary – Continued

As of December 31, 2025

(unaudited)

Credit Metrics

	December 31, 2025	December 31, 2024
Gross Debt / Gross Assets	42.1%	40.7%
Net Debt / EBITDAre (last quarter annualized)	5.6x	5.6x
EBITDAre / fixed charges	4.1x	4.2x

Credit Facility, Term Loan and Notes Covenants

The following is a summary of key financial covenants for the Company's unsecured credit facility, Term Loan and notes, as defined and calculated per the terms of agreements and indentures governing such debt, which are included in the Company's filings with the Commission. These calculations, which are not based on GAAP measurements, are presented to investors to show that as of December 31, 2025, the Company believes it is in compliance with the covenants.

Key Covenants	Required	December 31, 2025
Unsecured Bank Credit Facility and Term Loan:
Maximum leverage ratio	< 0.60x	0.38x
Minimum fixed charge coverage ratio	> 1.50x	4.14x
Maximum secured indebtedness ratio	< 0.40x	—
Unencumbered asset value ratio	> 1.67x	2.65x
Unencumbered interest ratio	> 1.75x	4.04x
Unsecured Notes:
Limitation on incurrence of total debt	≤ 60%	41%
Limitation on incurrence of secured debt	≤ 40%	—
Debt service coverage ratio	≥ 1.5x	4.1x
Maintenance of total unencumbered assets	≥ 150%	241%

NNN REIT, Inc.

Property Portfolio

As of December 31, 2025

Top 20 Lines of Trade

		% of ABR
		As of December 31,
	Lines of Trade	2025	2024
1.	Automotive service	18.6%	17.1%
2.	Convenience stores	16.3%	17.0%
3.	Restaurants – limited service	7.9%	8.4%
4.	Entertainment	7.2%	7.2%
5.	Dealerships	6.6%	5.8%
6.	Restaurants – full service	6.4%	7.8%
7.	Health and fitness	3.9%	3.9%
8.	Theaters	3.7%	4.0%
9.	Automotive parts	3.2%	2.4%
10.	Equipment rental	3.1%	3.2%
11.	Wholesale clubs	2.3%	2.4%
12.	Drug stores	2.0%	2.2%
13.	Home improvement	1.9%	2.1%
14.	Medical service providers	1.8%	1.8%
15.	Pet supplies and services	1.7%	1.3%
16.	Early childhood education	1.4%	1.1%
17.	Discount retail	1.4%	1.6%
18.	Furniture	1.2%	1.3%
19.	Travel plazas	1.2%	1.2%
20.	Consumer electronics	1.1%	1.3%
	Other	7.1%	6.9%
	Total	100.0%	100.0%

NNN REIT, Inc.

Property Portfolio – Continued

As of December 31, 2025

Top 20 States

	State	# of Properties	% of ABR
1.	Texas	594	18.4%
2.	Florida	270	8.7%
3.	Illinois	179	5.1%
4.	Georgia	172	4.5%
5.	Ohio	215	4.2%
6.	Michigan	136	3.8%
7.	Indiana	165	3.7%
8.	Tennessee	156	3.7%
9.	Arizona	86	3.5%
10.	North Carolina	158	3.5%
11.	Virginia	119	3.3%
12.	Alabama	155	2.9%
13.	California	71	2.9%
14.	Pennsylvania	87	2.3%
15.	New Jersey	33	2.3%
16.	Missouri	102	2.2%
17.	Colorado	46	2.0%
18.	Maryland	50	2.0%
19.	South Carolina	80	2.0%
20.	Louisiana	65	1.8%
	Other	753	17.2%
	Total	3,692	100.0%

NNN REIT, Inc.

Property Portfolio – Continued

As of December 31, 2025

Top 20 Tenants

	Tenant	# of Properties	% of ABR
1.	7-Eleven	145	4.3%
2.	Mister Car Wash	120	3.8%
3.	Dave & Buster's	34	3.6%
4.	Camping World	46	3.5%
5.	Kent Distributors	64	2.6%
6.	Flynn Restaurant Group	204	2.5%
7.	GPM Investments	143	2.5%
8.	AMC Theatres	20	2.4%
9.	BJ's Wholesale Club	13	2.3%
10.	LA Fitness	25	2.2%
11.	Mavis Tire Express Services	140	2.1%
12.	Couche-Tard	92	2.0%
13.	Chuck E. Cheese	51	1.7%
14.	Walgreens	49	1.7%
15.	Sunoco	53	1.7%
16.	United Rentals	49	1.6%
17.	Casey's General Stores	62	1.6%
18.	Tidal Wave Auto Spa	35	1.4%
19.	Super Star Car Wash	33	1.3%
20.	BMW Kar Wash LLC	40	1.2%
	Other	2,274	54.0%
	Total	3,692	100.0%

Lease Expirations(1)

	# of Properties	Gross Leasable Area(2)	% of ABR		# of Properties	Gross Leasable Area(2)	% of ABR
2026	117	1,019,000	2.1%	2032	188	1,840,000	4.9%
2027	203	2,714,000	6.3%	2033	134	1,401,000	4.3%
2028	221	1,970,000	4.9%	2034	194	2,838,000	5.9%
2029	137	2,043,000	4.2%	2035	135	1,794,000	4.2%
2030	184	2,417,000	4.7%	Thereafter	1,853	17,833,000	50.6%
2031	261	3,086,000	7.9%

(1)	As of December 31, 2025, the weighted average remaining lease term is 10.2 years.
(2)	Square feet.